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                               SECOND AMENDED AND
                              RESTATED MASTER NOTE


$22,619,574.61                                              Date:  March 1, 2000



         FOR VALUE RECEIVED, the undersigned, POWER TEST REALTY COMPANY LIMITED PARTNERSHIP, a limited partnership organized under the laws of New York (hereinafter, together with its successors in title and assigns, called the "Borrower"), by this promissory note (hereinafter called this "Note"), absolutely and unconditionally promises to pay to the order of FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America (successor to Fleet Bank of Massachusetts, N.A. ("Fleet"), which was successor by name change to Fleet National Bank of Boston, which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for New Bank of New England, N.A., which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for Bank of New England, N.A.) (hereinafter, together with its successors in title and assigns, called the "Bank") at the Bank's head offices at 100 Federal Street, Boston, Massachusetts 02110, the principal sum of Twenty-Two Million Six Hundred Nineteen Thousand Five Hundred Seventy-Four and 61/100 Dollars ($22,619,574.61), or, if less, the aggregate unpaid principal amount of the Loan (as defined in the Loan Agreement) made by the Bank to the Borrower pursuant to the Third Amendment to the Amended and Restated Loan Agreement between the Bank and the Borrower dated as of even date herewith (hereinafter, as executed, or if further varied, amended, modified or supplemented from time to time, as so further varied, amended, modified or supplemented, called the "Loan Agreement").

         This Note is issued in order to further amend and restate the Borrowers Amended and Restated Master Note dated October 31, 1995 (the "Original Note"), executed and delivered to Fleet in connection with the Loan Agreement between the Borrower and Fleet dated as of October 31, 1995, as amended by First Amendment to the Amended and Restated Loan Agreement dated as of April 18, 1997, as further amended by Second Amendment to the Amended and Restated Loan Agreement dated as of January 30, 1998, and is not issued in payment, satisfaction or


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                                      -2-

cancellation of the obligations evidenced by the Original Note, all of which will be deemed to be continued and to be evidenced by this Note, and is secured by the Bank's mortgage liens and security interests in property of the Borrower created pursuant to the agreements and instruments executed and delivered by the Borrower in connection with such Loan Agreement. The issuance of this Note by the Borrower shall in no way release, impair or interrupt the continued perfection and priority of such mortgage liens and security interests in favor of the Bank as collateral security for the obligations of the Borrower evidenced hereby.

         The Borrower promises to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable at the rates and terms in all cases in accordance with the terms of the Loan Agreement.

         The entire principal amount of this Note shall be payable by the Borrower to the holder hereof in fifty-nine (59) consecutive monthly installments of principal on the first day of each month, commencing on April 1, 2000 to and including February 1, 2005, in the amount of $175,000 monthly, with the Balloon Payment of $12,294,574.61 due on March 1, 2005 (the "Maturity Date"), as reduced by any prepayments of principal by the Borrower.

         On the Maturity Date, there shall become absolutely due and payable hereunder, and the Borrower hereby promises to pay to the Bank, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

         Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest, from the date on which such amount shall have become due and payable in accordance with the terms hereof to the date on which such amount shall be paid to the Bank (whether before or after judgment), at the rate of interest in effect from time to time in accordance with the Loan Agreement. The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this Paragraph shall become absolutely due and payable by the Borrower to the Bank on demand by the Bank. Interest on each overdue amount will continue to accrue, as provided by the foregoing terms of this Paragraph, and will (to the extent permitted by applicable law) be compounded monthly until the obligations


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                                      -3-

of the Borrower in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

         All computations of interest payable as provided in this Note shall be made by the Bank on the basis of the actual number of days elapsed divided by 360.

         This Note has been executed and delivered to the Bank by the Borrower pursuant to the Loan Agreement. Under Section 3-104 of the Uniform Commercial Code of Massachusetts, this Note is not a negotiable instrument.

         Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrower hereby promises to pay to the Bank, upon demand by the holder hereof at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys' fees and all other reasonable collection charges and expenses incurred or sustained by or on behalf of the holder of this Note.

         The Borrower hereby irrevocably authorizes and empowers any attorney or attorneys or the Prothonotary or Clerk of any Court of record in the Commonwealth of Pennsylvania, or in any other jurisdiction which permits the entry of judgment by confession, at any time after ten (10) days notice to the Borrower, to appear for the Borrower in such Court in an appropriate action there brought or to be brought against the Borrower at the suit of the Bank on this Note, with or without complaint or declaration filed, as of any term or time, and therein to CONFESS OR ENTER JUDGMENT against the Borrower for all sums due by the Borrower to the Bank under this Note and the other Loan Documents (as defined in the Loan Agreement), with or without acceleration of maturity, including all costs and attorneys' fees. For so doing, this Note or a copy hereof verified by affidavit shall be a sufficient warrant. The authority to confess judgment granted herein shall not be exhausted by any exercise thereof but may be exercised from time to time and at any time as of any term and for any amount authorized herein. The Borrower expressly authorizes the entry of repeated judgments under this Paragraph notwithstanding any prior entry of judgment in the same or any other court for the same obligation or any part thereof.

         THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE


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                                      -4-

EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT UNDERSTANDS THIS PROVISION FOR CONFESSION OF JUDGMENT, AND WAIVES ANY RIGHT TO NOTICE OR A HEARING WHICH IT MIGHT OTHERWISE HAVE BEFORE ENTRY OF JUDGMENT.

         The Borrower hereby absolutely and irrevocably waives notice of acceptance, presentment, notice of demand, notice of nonpayment, protest, notice of protest, notice of dishonor, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral security therefor, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS.10 OF THE LOAN AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note is intended to take effect as a sealed instrument. This Note has been executed and delivered to the Bank by the Borrower in Boston, Massachusetts.



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         IN WITNESS WHEREOF, this SECOND AMENDED AND RESTATED MASTER NOTE has been duly executed by the undersigned, POWER TEST REALTY COMPANY LIMITED PARTNERSHIP, on the day and in the year first above written.


                                             POWER TEST REALTY COMPANY
                                              LIMITED PARTNERSHIP

                                             By:  Getty Properties Corp.,
                                                  its General Partner


                                                  By: /s/ John J. Fitteron
                                                     ---------------------------
                                                  Name:   John J. Fitteron
                                                  Title:  Senior Vice President,
                                                          Treasurer and Chief
                                                          Financial Officer